EXHIBIT 10.1

AMENDMENT AND RESTATEMENT OF

THE BRINK’S COMPANY

EMPLOYEE WELFARE BENEFIT TRUST

THIS AGREEMENT is entered into by and between THE BRINK’S COMPANY, a Virginia corporation (hereinafter referred to as the “Sponsor”), and BANK OF AMERICA, N.A. as trustee (hereinafter referred to as the “Trustee”);

W I T N E S S E T H:

WHEREAS, the Sponsor and its affiliates have provided certain welfare benefits to eligible employees and retirees pursuant to or by reference to collective bargaining agreements which are or have been in effect; and

WHEREAS, the Sponsor established a voluntary employees’ beneficiary association employee welfare benefits trust originally known as THE PITTSTON COMPANY EMPLOYEE WELFARE BENEFIT TRUST (hereinafter referred to as the “Trust”), effective August 2, 1999, through which it has provided and continues to provide certain welfare benefits for the exclusive benefit of eligible employees and retirees and their dependents, pursuant to or by reference to certain designated collective bargaining agreements which are or have been in effect between the Sponsor and its affiliates and collective bargaining units; and

WHEREAS, the Trust is intended to be exempt from Federal income tax under Section 501(c)(9) of the Internal Revenue Code of 1986 (as such section may be amended or renumbered from time to time) and to comply with the provisions of the Employee Retirement Income Security Act of 1974 and any other applicable law and has received a favorable determination letter from the Internal Revenue Service dated September 22, 1999 with respect to its qualified status under Section 501(c)(9); and

WHEREAS, the Trust instrument was previously amended by the First Amendment dated as of November 1, 2001 pursuant to which FLEET NATIONAL BANK assumed trusteeship from THE CHASE MANHATTAN BANK, and the Second Amendment dated as of September 30, 2003 pursuant to which the name of the Trust was changed to THE BRINK’S COMPANY EMPLOYEE WELFARE BENEFIT TRUST; and

WHEREAS, BANK OF AMERICA, N.A. became the successor trustee in 2005 pursuant to the merger of  FLEET NATIONAL BANK into BANK OF AMERICA, N.A.

WHEREAS, the Sponsor and the Trustee wish to further amend and restate the Agreement to reflect changes in various responsibilities.

NOW, THEREFORE, the Sponsor and Trustee hereby amend and restate the Trust as of the Effective Date, and the Trustee agrees to serve as Trustee of the Trust, to hold, administer and distribute the assets of the Trust, in trust, for the uses and purposes and in accordance with the terms and conditions of this Agreement, and as it may hereafter be amended.

ARTICLE I
Definitions

The following definitions apply for purposes of this Trust:

Section 1.1.    “Act”  means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations thereunder.

Section 1.2.    “Administrative Committee”  means the committee established as such pursuant to Section 12.3.

Section 1.3.    “Administrator” or “Plan Administrator”  means, as defined in ERISA section 3(16) and Code section 414(g), respectively, the Sponsor.  The Board of the Sponsor may delegate administrative authority to such committees or persons as it so chooses, in its sole discretion, as set forth in Article XIII of the Trust.

Section 1.4.    “Agent for Service of Process”  means, with respect to this Trust, the Trustee.

Section 1.5.    “Agreement”  means this Trust instrument.

Section 1.6.    “Applicable Law”  means the provisions of any law, or any administrative guideline, ruling, exemption, or determination of a judicial, semi-judicial, regulatory, self-regulatory or statutory authority, in each case, applicable to the Trustee, the Sponsor, or the Plan after taking into account any preemptive effect of the Act.

Section 1.7.    “Beneficiary”  means any person or persons (including, but not limited to, an individual, trust, estate, executor, administrator or fiduciary, whether corporate or otherwise) designated as such pursuant to the rules of the Administrative Committee to receive any distribution from the Trust.

Section 1.8.    “Board”  means the Board of Directors of the Sponsor.

Section 1.9.    “Code”  means the Internal Revenue Code of 1986, as amended from time to time, and the regulations thereunder.

Section 1.10.   “Collective Bargaining Agreement”  means a contract between the Employer and a labor organization governing wages, hours and other terms and conditions of employment as provided in the National Labor Relations Act, as amended, which is or has been in effect.

Section 1.11.   “Corporate Action”  means any subscription right, bonus issue, stock repurchase plan, redemption, exchange, tender offer, or similar matters with respect to any property that requires discretionary action by the Trust Fund, but does not include proxy voting.

Section 1.12.   “Dependent”  means an individual who qualifies as a dependent under the terms of the Plan.

Section 1.13.    “Effective Date”  of the Trust is August 2, 1999; the Effective Date of this amended and restated Trust instrument is March 1, 2010.

Section 1.14.    “Employee”  means any person who is considered an employee of the Employer under the Plan.

Section 1.15.    “Employer”  means, individually and collectively, the Sponsor and any other company or business entity sufficiently affiliated with the Sponsor for purposes of Section 501(c)(9) of the Code and which adopts the Trust in accordance with Section 10.6 and is indicated as a participating employer in the Trust in Exhibit A attached hereto, as may be updated from time to time.

Section 1.16.    “Fiduciary”  means a person or entity as defined in ERISA section 3(21).

Section 1.17.    “Funding Agent”  means the person or persons selected by the Investment Committee in accordance with Section 13.4(c) to receive contributions and/or to hold, manage or invest Trust assets and/or to distribute benefits and pay expenses.

Section 1.18.    “Instruction”  shall have the meaning ascribed to it in Section 11.2(a).

Section 1.19.    “Investment Committee”  means the committee established pursuant to Section 12.4.

Section 1.20.    “Liability”  means any liability, loss, cost, damage, penalty, fine, obligation or expense of any kind whatsoever (including, without limitation, reasonable attorneys’, accountants’, consultants’ or experts’ fees and disbursements).

Section 1.21.    “Named Fiduciary”  means the Oversight Committee, the Administrative Committee, the Investment Committee and each Funding Agent.

Section 1.22.    “Oversight Committee”  means the committee established pursuant to Section 12.2.

Section 1.23.    “Participant”  means any eligible Employee, Retiree or other individual who has commenced participation under the Plan, for so long as such individual is eligible under the Plan, except to the extent that the individual’s benefits under the Plan are funded by the Employer through a means other than this Trust.

Section 1.24.    “Person”  means a natural person, trust, estate, corporation of any kind or purpose, mutual company, joint-stock company, unincorporated organization, association, partnership, joint venture, employee organization, administrator, board, participant, beneficiary, trustee, partner or venturer acting in an individual, fiduciary, or representative capacity, as the context may require.

Section 1.25.    “Plan”  means, individually and collectively, the employee welfare benefit plan(s) or arrangement(s) sponsored or maintained or contributed to by the Employer pursuant to or by reference to a Collective Bargaining Agreement and funded in whole or in part through this Trust, each one of which is listed in Exhibit B (which may be amended from time to time by the Sponsor), and as such plan or plans (or Collective Bargaining Agreements) may be amended, modified, deleted, supplemented or terminated from time to time, for so long as such plan or plans may be funded through the Trust, in whole or in part.

Section 1.26.    “Qualified Investment Manager”  means an investment adviser as defined in Section 3(38) of the Act.

Section 1.27.    “Retiree”  means an individual who is eligible for coverage under the Plan as a retiree.

Section 1.28.    “Sponsor”  means, on and after May 5, 2003, The Brink’s Company and any successor thereto.  Before May 5, 2003, Sponsor meant The Pittston Company and any successor thereto.  Any reference in this document to the term Sponsor shall mean the Sponsor in existence at the time of the relevant event (i.e., plan or corporate merger, other corporate transaction, or other event).

Section 1.29.    “Sponsor-Directed Account”  means any Investment Account managed by the Investment Committee, whether because the Oversight Committee so directs or because a Qualified Investment Manager has resigned or been discharged.

Section 1.30.    “Successor Company”  means any entity which acquires the right, title and interest in and to the Employer whether pursuant to sale, gift, assignment, final and unappealed order of a court with competent jurisdiction, or otherwise.

Section 1.31.    “Trust”  means the legal entity which is created by this Agreement.

Section 1.32.    “Trust Fund”  means the corpus or res of the Trust together with all earnings, appreciation or additions thereto from time to time held by the Funding Agent.

Section 1.33.    “Trust Fund Earnings”  means the net of the Trust Fund’s earnings, gains, losses and expenses during the Trust Year.

Section 1.34.    “Trust Year”  means the period from the Effective Date to December 31, 1999, and each succeeding twelve month period ending December 31 thereafter.

Section 1.35.    “Trustee”  means Bank of America, N.A. and any duly appointed successor Trustee.

ARTICLE II
Purpose

Section 2.1.    Purpose.  The Trust has been established to provide Participants and their Dependents and Beneficiaries with welfare benefits as set forth in the Plan, and to provide such other permissible payments as may be determined from time to time, and it is intended that the benefits and payments provided by the Plan and funded through the Trust be “life, sick, accident, or other benefits” as that phrase is defined in Section 501(c)(9) of the Code.

Section 2.2.    Exclusive Benefit.  No part of the Trust Fund shall be used for purposes other than for (1) the exclusive benefit of Participants, their Dependents and Beneficiaries in accordance with the provisions of the Plan and the Trust, and (2) defraying reasonable expenses of administering the Plan and the Trust.

ARTICLE III
Contributions

Section 3.1.    Employer Contributions.  The Employer shall contribute to the Trust such amount or amounts, if any, as the Oversight Committee may determine from time to time.  The Trustee shall receive, hold and be accountable for all contributions paid to it which are reasonably acceptable to the Trustee from an administrative standpoint; provided, however, that the Trustee shall have no duty with respect to any contribution until it is actually received by the Trustee and provided further that the Trustee shall have no duty to require any contributions to be paid to it, or to determine that the contributions received by it comply with the Plan or with any resolution or determination of the Oversight Committee providing therefor, and further provided that the Trustee shall have no responsibility with respect to the operation or administration of the Plan.  The Trustee need not inquire into the source of any currency or other property transferred to it nor into the authority or right of the transferor of such currency or property to transfer the same to the Trustee.

Section 3.2.    Irrevocability of Contributions.

(a)           In General.  Except as may otherwise be permitted by Section 501(c)(9) of the Code or Subsection (b) of this Section 3.2, all contributions made to the Trust shall be irrevocable.

(b)           Return of Contributions.  In the event that the Oversight Committee shall certify that (i) any contribution has been made to the Trust by a mistake of fact, or (ii) that a contribution to the Trust has been conditioned on qualification of the Trust under Section 501(c)(9) of the Code and that such qualification has been denied, or (iii) that a contribution to the Trust has been conditioned upon the deductibility thereof under Section 162 or 419 of the Code and that such deduction has been disallowed, and shall direct the return of any such contribution, and such return of contribution does not constitute a disqualified benefit under Section 4976 of the Code, the Trustee shall return such contribution (or the value thereof, if less) to the Employer in accordance with such direction, but in no event shall any such return be made other than prior to the expiration of one year following the payment thereof in the case of a direction under (i) or (ii) above, or one year following the disallowance of the deduction in the case of a direction under (iii) above.  The amounts of any contribution(s) to be returned to the Employer in accordance with this Section shall be limited to Trust Fund assets.

ARTICLE IV
Trustee Powers, Rights and Duties

Section 4.1.    Authority and Control.  In no event shall Trust assets be invested in stocks or obligations of the Employer and any of its affiliates, unless such investment is permissible under the Act and other applicable law.  The rights, powers and authorities and the duties and responsibilities of the Trustee and Qualified Investment Manager shall be as provided in this Agreement and the Trustee and Qualified Investment Manager shall not be a party to the Plan and shall have only such duties with respect to the Plan as are specified in this Agreement, and all representations and recitals in this Agreement with respect to the Plan shall be deemed to be solely those of the Company.

Section 4.2.    Establishment of Investment Accounts.

(a)           The Investment Committee acting on behalf of the Sponsor may, pursuant to authorization by the Oversight Committee, provide Instructions directing the Trustee to establish one or more separate investment accounts within the Trust Fund, each separate account being hereinafter referred to as an “Investment Account.”  The Trustee shall transfer to each Investment Account those assets of the Trust Fund in accordance with such Instructions.  The Investment Committee also may provide Instructions directing the Trustee to eliminate one or more Investment Accounts, and the Trustee shall thereupon dispose of the assets of any such Investment Account and reinvest the proceeds in accordance with the Instructions of the Investment Committee.  The Trustee shall be under no duty to question, and shall not incur any liability on account of following, any Instruction of the Investment Committee with respect to the establishment or elimination of any Investment Account or the allocation or transfer of property between or among any Investment Accounts.  The Trustee shall be under no duty to review the investment guidelines, objectives and restrictions established, or the specific investment Instructions given, by the Investment Committee for any Investment Account, or to make suggestions to the Investment Committee in connection therewith.  The investment of an Investment Account shall be governed by either Section 4.3 (Sponsor Directed Investment Accounts), Section 5.11 or by Section 4.4 (Trustee Directed Investment Accounts), and the Trustee shall have no investment responsibilities other than as specifically set forth in those Sections.

(b)           All interest, dividends and other income received with respect to, and any proceeds received from the sale, exchange, or other disposition of, property held in an Investment Account shall be credited to and reinvested in that Investment Account.  All expenses of the Trust Fund which are allocable to a particular Investment Account shall be so allocated and charged.

Section 4.3.    Sponsor-Directed Investment Accounts.  The Trustee shall, if so directed by the Investment Committee in written Instructions, segregate all or a portion of the Trust Fund held by it into one or more separate Investment Accounts to be known as Sponsor-Directed Accounts, with respect to which the Investment Committee shall have the powers and duties granted to a Qualified Investment Manager under this Agreement.  The Investment Committee, by written Instructions to the Trustee, may at any time relinquish its powers under this Section 4.3 and direct that a Sponsor-Directed Account shall no longer be maintained.  In addition, during any time when there is no Qualified Investment Manager with respect to an Investment Account (such as before an investment management agreement takes effect or after it terminates), the Investment Committee shall direct the investment and reinvestment of such Investment Account.  Whenever the Investment Committee is directing the investment and reinvestment of an Investment Account or a Sponsor-Directed Account, the Investment Committee shall have the powers and duties which a Qualified Investment Manager would have under this Agreement if a Qualified Investment Manager were then serving and the Trustee shall be protected in relying on the Investment Committee’s Instructions without reviewing investments or making suggestions to the same extent as it would be protected under this Agreement if it had relied on the Instructions of a Qualified Investment Manager.

Section 4.4.    Trustee Directed Investment Accounts.  If the Investment Committee or a Qualified Investment Manager wish the Trustee to invest cash held in the Trust Fund or an Investment Account on a short-term basis, the Investment Committee or the Qualified Investment Manager (as the case may be) may select one of the common trust funds maintained by the Trustee from time to time for this purpose and give the Trustee instructions (including standing instructions) to transfer cash to that common trust fund pending investment or disbursement.  Otherwise, the Trustee shall have no duty or responsibility to direct the investment and reinvestment of the Trust Fund or any Investment Account unless expressly agreed to in writing between the Trustee and the Investment Committee.  In the event that the Trustee enters into such an agreement, it shall have the powers and duties of a Qualified Investment Manager under this Agreement with regard to that Investment Account.

Section 4.5.    Certain Orders to Brokers.  Except as otherwise provided in this Agreement, the Qualified Investment Manager of an Investment Account (or the Investment Committee in the case of a Sponsor-Directed Account) shall have the power and authority to be exercised in its sole discretion at any time and from time to time, to issue orders for the purchase or sale of property directly to a broker.  Written Instructions with respect to the issuance of each such order shall be given promptly to the Trustee by the Qualified Investment Manager or the Investment Committee and the confirmation of each such order shall be confirmed to the Trustee by the broker.  Unless otherwise directed by the Investment Committee or Qualified Investment Manager, such Instructions shall be authority for the Trustee to pay for property purchased or to deliver property sold as the case may be.  Upon Instructions from the Qualified Investment Manager or the Investment Committee, the Trustee will execute and deliver appropriate trading authorizations, but no such authorization shall be deemed to increase the liability or responsibility of the Trustee under this Agreement.

Section 4.6.    Corporate Actions.

(a)           The Trustee will follow Corporate Actions and advise the applicable Qualified Investment Manager (or the Investment Committee in the case of a Sponsor-Directed Account) of those Corporate Actions of which the Trustee receives notice at its central corporate actions department from the issuer or from the depository in which the applicable property is maintained or notice published in publications and reported in reporting services routinely used by the Trustee for this purpose.

(b)           If the Investment Committee or Qualified Investment Manager fail to provide the Trustee with timely Instructions with respect to any Corporate Action, the Trustee will not take any action in relation to that Corporate Action, except as otherwise agreed in writing by the Trustee and the applicable Qualified Investment Manager (or the Investment Committee, as the case may be) or as may be set forth by the Trustee as a default action in the advice it provides under Section 4.6(a) with respect to that Corporate Action.

Section 4.7.    Authorized Trust Insurance Investment Powers.  The Trustee, at the direction of the Administrative Committee, is authorized to invest in, modify, amend or replace one or more group or individual policies or contracts issued by insurance companies to provide for all or any portion of the benefits of the Plan or to no longer purchase such policies or contracts.

Section 4.8.    Investment Powers.  Except to the extent otherwise limited by this Agreement, the Act and other applicable law, and subject to the direction of the Investment Committee or Investment Manager, the Trustee shall have the following powers and rights (i) in its direction of Trustee Directed Investment Accounts where it has express investment management discretion as provided in Section 4.4, and (ii) upon Instructions from a Qualified Investment Manager or the Investment Committee, as the case may be, for all other Investment Accounts:

(a)           To invest and reinvest the Trust Fund assets in notes, bonds, mortgages, commercial paper, preferred or common stocks, mutual funds (including mutual funds which pay the Trustee reasonable service fees), securities of the United States or any State government, or other securities, rights, obligations or other property, real or personal, and in savings, money markets and time deposit accounts, including time deposit open accounts.

(b)           To retain in cash or cash equivalents either all or a portion of the Trust Fund either awaiting investment, reinvestment or to meet contemplated payments of benefits hereunder and to deposit such funds (in savings accounts or checking accounts) in any financial institution supervised by the United States or a State.

(c)           To invest and reinvest all or any part of the Trust Fund through the medium of any common, collective or commingled trust fund, and during such period of time as an investment through any such medium shall exist, the declaration of trust of such fund shall constitute a part of this Agreement.

(d)           To make payments (including transfers) from the Trust Fund to such persons, trusts or other entities, including the Employer, in such manner, at such times and in such amounts as the Administrative Committee shall direct without inquiring as to whether a payee is entitled to the payment or as to whether the payment is proper, to the extent such payment is made in good faith without actual notice or knowledge of the impropriety of such payment.  Payments during any Trust Year shall be deemed to be made first from income earned during such year to the extent thereof, then from prior accumulated income to the extent thereof, then from Participant contributions to the extent thereof, and lastly from Employer contributions.  The Trustee shall have no duty or responsibility to see to the application of distributions made from the Trust Fund or to ascertain whether any such directions comply with the Plan, or to ascertain that the disposition of distributions by the Employer or any agent of the Employer complies with the Plan.

(e)           Except with respect to any claim or demand arising under a Plan, to compromise, contest, arbitrate, settle or abandon claims and demands.

(f)           To begin, maintain or defend any litigation necessary or appropriate in connection with the investment, reinvestment and administration of the Trust, in addition to the right to a judicial settlement of accounts.

(g)           To make, execute, acknowledge and deliver any and all instruments that may be necessary or appropriate to carry out the powers herein granted.

(h)          To have all rights of an individual owner, including the power to give proxies to vote stocks and other voting securities, to join in or oppose (alone or jointly with others) voting trusts, mergers, consolidations, foreclosures, reorganizations, recapitalizations or liquidations, and to exercise or sell stock subscription or conversion rights.

(i)           To purchase and otherwise deal with insurance policies pursuant to the provisions of Section 4.7.

(j)           To make remittances of premiums, contributions or other payments to insurers, trust funds, governmental funds or other accounts with respect to insurance policies or other welfare benefit arrangements and to receive premium refunds, experience-rated refunds, dividends or other adjustments related thereto.

(k)          To acquire and hold qualifying employer securities and qualifying employer real property, as such investments are defined in Section 407(d) of the Act.

(l)           To sell for cash or on credit, to grant options, convert, redeem, exchange for other property, to enter into standby agreements for future investment, either with or without a standby fee, or otherwise to dispose of any property at any time held by it.

(m)         To trade in financial options and futures, (including index options and options on futures); to enter into repurchase agreements, reverse repurchase agreements, swaps, caps, floors, straddles, collars and other derivative arrangements; and to execute in connection therewith such account agreements and other agreements in such form and upon such terms as the Qualified Investment Manager or the Investment Committee shall direct.

(n)          To loan pursuant to separate agreement as may be agreed upon any securities to brokers or dealers and to secure the same in any manner, and during the term of any such loan to permit the loaned securities to be transferred into the name of and voted by the borrower or others.

(o)          To purchase, enter, sell, hold, and generally deal in any manner in and with contracts for the immediate or future delivery of financial instruments of any issuer or of any other property; to grant, purchase, sell, exercise, permit to expire, permit to be held in escrow, and otherwise to acquire, dispose of, hold and generally deal in any manner with and in all forms of options in any combination; and, in connection with its exercise of the powers granted in this Agreement, to deposit any currency or property as collateral with any broker-dealer or other Person, to permit property to be held by or in the name of others or in transferable form, to retain any form of property received as a result of the exercise of any of the foregoing powers whether or not investment in such property is otherwise authorized under this Agreement and to hold and administer any currency or property with respect to which the foregoing powers have or may be exercised, including any securities or collateral acquired by it or in any property received as a result of its exercise of such powers, as a part of the account subject to the foregoing powers, or in any sub-account, which property may be invested in property of different types than the property otherwise held in the account.

(p)          To borrow money on a secured or unsecured basis and to enter into, execute, and deliver notes, agreements, mortgages, and other instruments in that regard.

(q)         To employ suitable agents and counsel and to pay their reasonable and proper expenses and compensation.

(r)          To form corporations and to create trusts to hold title to any currency or property, all upon such terms and conditions as may be deemed advisable by the Qualified Investment Manager or Investment Committee.

(s)          To invest with the Trustee (i) in any type of interest bearing investments (including but not limited to savings accounts, money market accounts, certificates of deposit and repurchase agreements) and (ii) in non-interest bearing accounts (including, but not limited to checking accounts).

(t)          To appoint ancillary trustees to hold any portion of the assets of the trust and to pay their reasonable expenses and compensation.

(u)          To do and perform all acts with respect to the Trust Fund which the Trustee could do or perform if it, as an individual, were the owner thereof; the enumeration of particular powers herein shall not be construed as limiting the general powers intended to be granted to the Trustee.

Section 4.9.    Administrative Powers of the Trustee.

(a)           Notwithstanding the appointment of a Qualified Investment Manager, the Trustee shall have the following powers and authority, to be exercised with respect to the Trust Fund:

(i)           To deposit securities with a corporate depository.  The certificates representing securities, including those in bearer form, may be held in bulk form with, and may be merged into, certificates of the  same class of the same issuer which constitute assets of other accounts or owners, without certification as to the ownership attached.  Utilization of a book-entry system may be made for the transfer or pledge of securities held by the Trustee or by a corporate depository.  The Trustee shall at all times, however, maintain a separate and distinct record of any securities owned by the Trust Fund.

(ii)           To participate in and use the Federal Book-Entry Account System, a service provided by the Federal Reserve Bank for its member banks for deposit of Treasury securities.

(iii)           To hold securities or other property in its name as Trustee or in the name of its nominee or nominees, or in such other form as it determines best, with or without disclosing the Trust relationship and to execute such documents as are necessary to accomplish the foregoing; provided, however, that (i) the records of the Trustee shall indicate the actual ownership of such securities or other property, and (ii) except as authorized by regulations promulgated by the Secretary of the United States Department of Labor, the Trustee shall not maintain the indicia of ownership of any assets of the Trust Fund outside the jurisdiction of the District Courts of the United States.

(iv)           To retain any funds or property subject to any dispute or to decline to make payment or delivery thereof until final adjudication is made by a court of competent jurisdiction or decision by the National Labor Relations Board or arbiter acting under a Collective Bargaining Agreement except in the event the Administrative Committee directs otherwise.

(v)           To employ suitable agents and counsel, and subject to the approval of the Administrative Committee which approval shall not be unreasonably withheld to pay their reasonable expenses and compensation out of the Trust Fund.

(vi)           To permit overdrafts in any Investment Account in connection with the settlement of investment transactions relating to, or the distribution of funds from, the Trust Fund, (and the Qualified Investment Manager, if any, of such Investment Account shall be deemed to have requested the Trustee to permit such overdraft under the terms and conditions announced by the Trustee from time to time for overdrafts); to repay any such overdraft out of the Trust Fund; to permit the party extending any such overdraft (including the Trustee in its corporate capacity) to set the overdraft off against any cash balances in the Trust Fund; and to pay reasonable interest to the party extending the overdraft to the extent permitted under Applicable Law.

(vii)           To reverse any erroneous or provisional credit entries to the Trust Fund with respect to any income or security transaction settlement proceeds, retroactively to the date upon which the correct entry or no entry should have been made.

(viii)           To perform any and all acts which in its judgment are necessary and appropriate for the proper and advantageous management, investment and distribution of the Trust Fund in accordance with the Plan and the Trust.

(ix)           Generally to do all ministerial acts, whether or not expressly authorized, which the Trustee may deem necessary or desirable in carrying out its duties under this Agreement.

(b)           Except as otherwise required by the Act, the Trustee shall not be responsible for the acts or omissions of any agent other than an affiliate of the Trustee selected by it to provide pricing services that the Trustee does not customarily provide itself, provided that the Trustee satisfies its standard of care under Section 4.10 of this Agreement with respect to selecting the agent and maintaining the agency relationship.

Section 4.10.    Fiduciary Obligations.

(a)           Subject to the provisions of Article III, the Trustee shall discharge its duties hereunder in good faith and solely in the interest of the Participants, Dependents and their Beneficiaries and

(i)           for the exclusive purposes of:

(A)           providing benefits to Participants, Dependents and their Beneficiaries; and

(B)           defraying reasonable expenses of administering the Trust;

(ii)           with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of like character and with like aims.

(b)           Except as otherwise provided by the Act, under no circumstances shall the Trustee incur liability to any Person for any indirect, consequential or special damages (including, without limitation, lost profits) of any form, whether or not foreseeable and regardless of the form of the action in which such a claim may be brought, with respect to the Trust or its role as Trustee.

Section 4.11.    Indemnification of the Sponsor; Contribution.

(a)           Subject to Section 4.10(b), the Trustee shall indemnify and save harmless the Sponsor, Oversight Committee, Investment Committee, Administrative Committee, Employers, their affiliates, and their officers and employees for and from any Liability to the extent arising (i) out of the Trustee’s failure to perform its duties under the Agreement in a manner free of negligence, recklessness or intentional disregard of its responsibilities hereunder, or (ii) by reason of any breach of any statutory or other duty owed to the Sponsor, Oversight Committee, Investment Committee, Administrative Committee or the Employers by the Trustee under this Agreement except to the extent the Sponsor, Oversight Committee, Investment Committee, Administrative Committee or the Employers may otherwise be considered liable under Section 405(a) of the Act for the Trustee’s breach, provided that the Trustee’s compliance in good faith with any Instruction on which it is entitled to rely under this Agreement shall not be considered to be negligent or reckless conduct under clause (i).

(b)           The Sponsor, Oversight Committee, Investment Committee, Administrative Committee, Employers, their affiliates, and their officers and employees may bring action against the Trustee to contribute to the satisfaction of any liability to the extent that the liability (i) is not subject to indemnification under any of Subsection (a), Section 5.12, or Section 5.13 and (ii) is caused by the culpable conduct of the Trustee or its agents.

(c)           The foregoing rights of indemnification and contribution shall not limit any rights or remedies that may be available to the Sponsor, Oversight Committee, Investment Committee, Administrative Committee, Employers or their affiliates under Applicable Law.

Section 4.12.    Compensation and Expenses.  The Trustee shall be entitled to reasonable compensation for its services hereunder as may be agreed upon between the Trustee and the Investment Committee from time to time, plus reimbursement of reasonable expenses actually incurred.  Such compensation and all reasonable and proper expenses of administration of the Trust, including counsel fees, shall be withdrawn by the Trustee out of the Trust Fund unless paid by the Sponsor, but such compensation and expenses shall be paid by the Sponsor if the same cannot by operation of law be withdrawn from the Trust Fund.  All payments under this Article 4 may be made from the Trust Fund in the event that the Sponsor has not paid same or notified Trustee in writing of intent to pay by the billing period subsequent to the charge without approval of or Instructions from the Investment Committee.  The Trustee shall be entitled, as an additional part of its compensation under this Agreement, to the use of funds which may be held in demand deposit or other non-interest bearing accounts established for the payment of benefits or Plan disbursements or which are otherwise maintained for purposes of administering the Trust Fund which relates solely to outstanding checks and drafts.

Section 4.13.    Commingled Trust Fund.  The fact that separate records may be maintained by the Oversight Committee, the Investment Committee, the Administrative Committee or any other person for each Participant, Dependent or Beneficiary, or group thereof, shall not be deemed to segregate for or give to such Participant, Dependent or Beneficiary, or group thereof, any direct interest in any specific assets of the Trust Fund.

Section 4.14.    Diversification; Other Funding Media.  In the event that assets of the Plan are held in any funding medium other than the Trust Fund or are under the control or direction of a Qualified Investment Manager pursuant to Section 5.11 or are otherwise funds as to which the Trustee does not retain sole investment authority, the Investment Committee shall be solely responsible for the manner in which the investments held in all of the funds and funding media of the Plan, including those under the control or direction of a Qualified Investment Manager, any trust other than the Trust, or any insurance contract or policy, considered collectively, shall be diversified.  The Investment Committee shall evidence its acceptance of such responsibility for diversification and shall specify such rules or guidelines for the manner of investment of any portion of the Trust Fund as to which the Trustee assumes investment authority as the Investment Committee shall determine to be necessary or appropriate in order to meet the diversification standards of the Act, as the same shall affect such portion of the Trust Fund, in a written instrument filed with the Trustee.  The Trustee shall retain such duty of diversification within any particular classification of property or other guidelines specified by the Investment Committee with respect to such portion of the Trust Fund as shall be set forth in said instrument.  The acceptance of said rules and guidelines specified by the Investment Committee referred to in this section shall be subject to the approval of the Trustee but such approval shall not increase the responsibility or liability of the Trustee under this Agreement or otherwise.  Without limiting the generality of the foregoing, it is agreed that the Trustee shall have no liability or responsibility for the diversification of the investments of the Plan (i) held in any such portion of the Trust Fund as to which the Trustee retains investment authority, except to the extent provided in said instrument filed with the Trustee, (ii) held in any portion of the Trust Fund under the control or direction of a Qualified Investment Manager or any funding medium of the Plan other than the Trust Fund, or (iii) held in all funding media of the Plan, considered collectively, if any portion of the Plan is held in any funding medium other than the Trust Fund or is under the control or direction of a Qualified Investment Manager.

Section 4.15.    Change of Trustee.

(a)           Resignation.  A Trustee may resign at any time by giving thirty (30) days advance written notice, by registered or certified mail, to the Oversight Committee which may, in writing, waive the thirty (30) day notice requirement.

(b)           Removal of Trustee.  The Oversight Committee may remove a Trustee by giving thirty (30) days advance written notice by registered or certified mail to the Trustee and also notifying it of the identity of the successor Trustee and of the successor Trustee’s acceptance of the trusteeship.  The Trustee may, in writing, waive the thirty (30) day notice requirement.

(c)           Duties of Resigning or Removed Trustee and of Successor Trustee.  If a Trustee resigns or is removed, it shall promptly transfer and deliver the assets of the Trust Fund to the successor Trustee (in the event such successor Trustee is a bank or trust company) or, in the event the successor Trustee is not a bank or trust company, to a custodian such as a bank, trust company, brokerage company or other financial institution acceptable to the Trustee (which acceptability shall not be unreasonably withheld) designated by the successor Trustee.  Within ninety (90) days, the resigned or removed Trustee shall furnish to the Oversight Committee an accounting of its administration of the Trust from the date of its last accounting.  Each successor Trustee shall succeed to the title to the Trust Fund vested in its predecessor without the signing or filing of any further instrument, but any resigning or removed Trustee shall execute all documents and do all acts necessary to vest such title of record in any successor Trustee.  Each successor shall have all the powers, rights and duties conferred by this Trust as if originally named Trustee.  No successor Trustee shall be personally liable for any act or failure to act of a predecessor Trustee.

(d)           Vacancy.  If at any time there is no person or entity serving as Trustee, then the Oversight Committee shall serve as Trustee.  The Investment Committee may appoint a successor trustee in its discretion.

(e)           Notification of Parties.  Copies of all instruments involving the resignation, removal, appointment or addition of a Trustee shall be delivered to the Oversight Committee and to every other person serving as Trustee.

Section 4.16.    Settlement of Securities Transactions.  Settlement of purchases and sales of property may be conducted in accordance with prevailing standards of the market in which the transaction occurs.  The risk of non-receipt of payment or other consideration shall be the Trust’s and the Trustee shall have no liability for the failure of the Trust Fund to receive the same.  All credits to the Trust Fund of the anticipated proceeds of sales and redemptions of property and of anticipated income from property shall be conditional upon receipt by the Trustee of final payment and may be reversed to the extent final payment is not received.

Section 4.17.    Taxes.  The Trustee shall assume, until advised to the contrary, that the Trust is described under Section 501(c)(9) of the Code, is exempt from Federal income tax under Section 501(a) thereof, and is exempt from state and local income tax.  Upon the direction of the Sponsor or the Administrative Committee, the Trustee shall pay out of the Trust Fund all real and personal property taxes, income taxes and other taxes of any and all kinds levied or assessed against the Trust Fund.  The Administrative Committee shall timely file all Federal, state and local tax returns and information returns relating to the Plan and the Trust.

ARTICLE V
Administration

(a)           General.  The Administrative Committee shall be responsible for the management, operation and administration of the Plan with respect to the Trust.

Section 5.2.    Information to be Furnished to Administrative Committee.  The Employer shall furnish the Administrative Committee, to the extent permitted by law and requested by the Administrative Committee, such payroll information and data with respect to its employees that the Administrative Committee may require in connection with the administration of the Plan.  Such information shall be limited in nature to such matters as name, classification, social security number, amount of compensation, number of hours of service and years of service and any other information necessary to establish eligibility to participate or entitlement to benefits.  Participants, Dependents, Beneficiaries and other recipients shall, as a pre-condition to receipt of a payment from the Trust, furnish to the Administrative Committee (or to the Employer acting as the agent of the Administrative Committee) such evidence, data or information and execute such documents or provide such receipts as the Administrative Committee reasonably requests in order to carry out its duties.

Section 5.3.    Additional Obligations.  The Administrative Committee shall be responsible for ensuring that any payment directed under this Article by Instructions conforms to the provisions of the Plan, this Agreement, and the provisions of the Act.  Subject to Article XI, each Instruction of the Administrative Committee shall be in writing and shall be deemed to include a certification that any payment or other distribution directed thereby is one which the Administrative Committee is authorized to direct, and the Trustee may conclusively rely on such certification without further investigation unless the Trustee has actual knowledge to the contrary.  The Trustee shall not incur any liability or other damage on account of any payments or other distributions made by it in accordance with the written Instructions of the Administrative Committee.  The Administrative Committee may elect to appoint a third party agent for benefit payments upon notice to the Trustee, in which event, the Trustee’s sole duty shall be to make payments to, or receive amounts back from, such agent as may be directed by the Administrative Committee or its delegate in Instructions.

Section 5.4.    Uniform Application.  The Administrative Committee shall apply the provisions and any rules, regulations and conditions adopted by it in a uniform and nondiscriminatory manner in accordance with Sections 505 and 501(c)(9) of the Code, so that all persons similarly situated shall be similarly treated.  In addition, all rules, regulations and conditions adopted by it must be reasonably related to the type or amount of benefit or other payment provided under the Trust and must be objectively selected and administered so as not to provide disproportionate benefits in favor of officers, shareholders or highly compensated employees of the Employer or highly compensated individuals (in accordance with Sections 501(c)(9) and 505 of the Code).

Section 5.5.    [This section intentionally omitted.]

Section 5.6.    [This section intentionally omitted.]

Section 5.7.    [This section intentionally omitted.]

Section 5.8.    [This section intentionally omitted.]

Section 5.9.    Limitation of Responsibilities and of Liabilities.  The functions of any attorney, actuary or accountant engaged pursuant to Section 5.1(e) or otherwise with respect to the Plan or the Trust shall be limited to the specific services and duties for which they are engaged, and such persons shall have no other duties or obligations under the Trust.  Such persons shall exercise no discretionary authority or discretionary control respecting management of the Plan or the Trust and shall exercise no authority or control respecting management or disposition of the assets of the Trust.

Section 5.10.    Rebates and Adjustments.  Notwithstanding any provisions of this Trust to the contrary, the Administrative Committee may, in its discretion and to the extent permitted by the Act and Section 501(c)(9) of the Code and as would not result in the imposition of tax under Section 4976 of the Code, direct the Trustee to return excess insurance premiums or payments to the person (including the Employer) whose contribution was applied to such premium or payments and to make administrative adjustments strictly incidental to the providing of benefits to Participants.  In addition, in the event a benefit is provided or a disbursement is made from the Trust Fund as a result of a directive from the Administrative Committee and it is determined by the Administrative Committee that such benefit should not have been provided or disbursement made, the Sponsor shall make a contribution to reimburse the Trust to the extent such contribution is deductible for income tax purposes.

Section 5.11.    Appointment of Qualified Investment Manager.  The Investment Committee, acting on behalf of the Sponsor may, pursuant to authorization by the Oversight Committee, appoint a Qualified Investment Manager to manage, invest and reinvest any part or all of the assets of the Trust Fund in a Qualified Investment Manager Directed Account in the same manner and to the same extent as the Trustee is empowered pursuant to Article IV.  Such appointment shall be in writing, signed by the Investment Committee and the Qualified Investment Manager and shall set forth the rights, powers and duties of the Qualified Investment Manager, including acknowledging that the Qualified Investment Manager is a fiduciary with respect to the Trust.  Assets of the Trust Fund managed or invested by a Qualified Investment Manager shall be segregated into one or more “Qualified Investment Manager Directed Accounts.”  The appointment of a Qualified Investment Manager may be revoked by the Investment Committee or resigned by the Qualified Investment Manager at any time, by written notification to the other party to the appointment.  Written notice of the appointment, removal or resignation of a Qualified Investment Manager shall be given to the Trustee.  As long as such Qualified Investment Manager is acting, such Qualified Investment Manager shall have, to the extent set forth in the written appointment, full authority to direct the Trustee with respect to the acquisition, retention, management and disposition of the assets from time to time comprising the Investment Accounts being managed by such Qualified Investment Manager and the voting of the proxies thereon, and the Trustee shall have no duty or obligation to review the assets from time to time comprising such Investment Accounts, to make any recommendations with respect to the investment, reinvestment or retention thereof, nor with respect to the voting of proxies thereon, nor to determine whether any direction from such Qualified Investment Manager is proper or within the terms of this Agreement.  The Investment Committee shall be responsible for ascertaining that, while each Qualified Investment Manager is acting in that capacity, that Qualified Investment Manager satisfies the requirements of Section 3(38) of the Act, or any successor thereto.  The Investment Committee shall furnish the Trustee with written notice of the appointment of each Qualified Investment Manager hereunder, and of the termination of any such appointment.  Such notice shall specify the assets which shall constitute the Investment Account.  The Trustee shall be fully protected in relying upon the effectiveness of such appointment and the Qualified Investment Manager’s continuing satisfaction of the requirements set forth above until it receives written notice from the Investment Committee to the contrary.  The Trustee shall conclusively presume that each Qualified Investment Manager, under its investment management agreement, is entitled to act, in directing the investment and reinvestment of the Qualified Investment Manager Directed Account for which it is responsible, in its sole and independent discretion and without limitation.  The Trustee shall have no responsibility with respect to the formulation of or compliance with any investment or diversification policies established with respect to any Qualified Investment Manager Directed Account unless the Trustee or an affiliate of the Trustee is the Qualified Investment Manager of the Qualified Investment Manager Direcged Account.

Section 5.12.    Indemnification of Trustee and Limitation of Trustee Responsibility Regarding Qualified Investment Manager.  The Trustee shall have no liability or responsibility to the Employer or any Participant or Beneficiary of the Trust for acting without question on the direction of, or for failure to act in the absence of directions from, a Qualified Investment Manager for any Qualified Investment Manager Directed Account.  The Trustee may assume that any Qualified Investment Manager Directed Account previously established and the appointment of any Qualified Investment Manager for that account continues in force until receipt of written notice to the contrary.  Pending receipt of directions from the Qualified Investment Manager, any cash received by the Trustee from time to time for any Qualified Investment Manager Directed Account may be retained by the Trustee, in its discretion, in cash, without any liability for interest.  In addition, the Employer agrees to indemnify the Trustee for, and hold it harmless against, any liability or expense in connection with or arising out of (a) any action taken or omitted or any investment or disbursement of any part of the Trust Fund made by the Trustee at the direction of the Qualified Investment Manager or any inaction with respect to the Trust Fund in the absence of directions from the Qualified Investment Manger, or (b) any action taken by the Trustee pursuant to a notification of an order to purchase or sell securities issued by a Qualified Investment Manager directly to a broker or dealer under a power of attorney.

Section 5.13.    Further Indemnification of the Trustee; Contribution.

(a)           The Sponsor shall indemnify and save harmless the Trustee, its affiliates, and their officers and employees for and from any Liability arising (i) out of any matter as to which the Trustee is directed, or this Agreement provides that the Trustee is protected, not liable, or not responsible, or as to which the Trustee has acted in accordance with this Agreement and the Act, or (ii) by reason of any breach of any statutory or other duty owed to the Plan by the Sponsor, the Oversight Committee, Investment Committee, Administrative Committee, any Qualified Investment Manager or any delegate of any of them, except to the extent the Trustee may otherwise be considered liable under Section 405(a) of the Act for that other person’s breach in the case where (i) the Trustee actively participated in or concealed the other person’s breach, or (ii) appropriate personnel of the Trustee knew of the other person’s breach and failed to notify the Sponsor or the Oversight Committee of such breach.

(b)           The Trustee, its affiliates, and their officers, agents and employees may bring action against the Sponsor to contribute to the satisfaction of any liability to the extent that the liability (i) is not subject to indemnification under Subsection (a) and (ii) is caused by the culpable conduct of the Sponsor, the Oversight Committee, Investment Committee, Administrative Committee, or their respective agents.

(c)           The foregoing rights of indemnification and contribution shall not limit any rights or remedies that may be available to the Trustee under Applicable Law.

ARTICLE VI
Accounting and Recordkeeping

Section 6.1.    Accounting Records.  The Oversight Committee, Investment Committee, Administrative Committee and the Trustee shall each maintain or cause to be maintained such accounting records as they each may deem appropriate for purposes of carrying out their responsibilities under the Trust.

Section 6.2.    Separate Funds.  The Trust Fund may be subdivided into separate funds, in accordance with written directions of the Investment Committee or the Administrative Committee.

Section 6.3.    Valuation of Trust Fund.

(a)           The Trustee shall value the Trust Fund as of the close of business on the last day of each calendar quarter or such other date as may be agreed between the Trustee and the Sponsor (such date hereafter referred to as the “Valuation Date”).

(b)           The Trustee shall determine the fair market value or fair value of property held in the Trust Fund based upon one or more of the following:  information and financial publications of general circulation, statistical and valuation services, records of security exchanges, appraisals by qualified Persons, transactions and bona fide offers in assets of the type in question, valuations provided by the Qualified Investment Manager, and other information customarily used in the valuation of property.  Units or shares in registered investment companies, limited partnerships, limited liability companies, or other funds (each a “Fund”) shall be their net asset value or other unit or share value as announced by the Fund or its operator.  A Qualified Investment Manager shall certify, at the request of the Trustee, the value of any property held in any Investment Account managed by such Qualified Investment Manager, and such certification shall be regarded as an Instruction with regard to such valuation.  The Trustee shall be entitled to rely upon such valuation for all purposes under this Agreement.

(c)           Valuations of property reasonably deemed by the Trustee to be commodity interests or over-the-counter options or derivative instruments shall be valued at their last prior sales prices on the principal board of trade or the contracts market in which dealings are made or by quotations from the contraparty bank or party.  The Sponsor acknowledges that values of derivative instruments are indicative values only based on market levels on the date, or upon change in rates, so indicated.  These valuations do not indicate the actual terms at which derivatives could be liquidated or unwound or the calculation or estimate of an amount that would be payable following the designation of an early termination date under any applicable agreement.  Valuations of derivatives may be derived from proprietary models (including proprietary models developed by the dealer from which a given derivative was purchased) based upon estimates about relevant future market conditions.  Valuations based on other models or different assumptions may yield different results.  The Trustee expressly disclaims any responsibility for the accuracy of the models or estimates used in deriving the valuations.

Section 6.4.    Specific Accounts.  At no time shall any segregated account or separate fund be considered a savings account or investment or asset of any particular Participant, Dependent or Beneficiary or group thereof, and no Participant, Dependent or Beneficiary or group thereof shall have any right to any particular asset which the Investment Committee, Oversight Committee or the Trustee may have allocated to any segregated account or separate fund for accounting purposes.

Section 6.5.    Audit of Accounts.  If required by the Act or other applicable law or deemed appropriate by the Oversight Committee, the Administrative Committee shall cause an audit of the Trust to be made at least once each year by an independent qualified public accountant who shall be formally appointed by and responsible only to the Oversight Committee.  A copy of the accountant’s audit report of each such audit of the Trust shall be available at the office of the Sponsor during all regular business hours for inspection.  The Sponsor may make a reasonable charge for the cost of duplication of such report.  All accounts, books and records of the Trustee shall be open for inspection and audit at all reasonable times by any person designated by the Sponsor.

Section 6.6.    Regulatory Reporting.  The Administrative Committee shall have authority over all reports and accountings which governmental regulatory bodies may require to be filed, and it shall have ultimate responsibility for such filings.  This shall include, but not be limited to, all reports required by the Act.  It shall be the Trustee’s duty and responsibility to provide the Administrative Committee with information within the scope of its duties which is necessary to prepare such required reports and accountings.

Section 6.7.    Retention of Records.  The Trustee must maintain correspondence or other files, including but not limited to, correspondence of transmittal for checks, statements and account analyses, and correspondence dealing with terminated or deceased participants for a period of six (6) years; after which the Trustee must transfer such records to the Sponsor as shall be agreed upon in writing signed by the Trustee and Administrative Committee.  During this six-year period, the Administrative Committee shall have the right to request that copies of any such correspondence or files be delivered to it.

Section 6.8.    Computerized Access to Trust Fund Records.  The Investment Committee, or a Qualified Investment Manager may request the Trustee to provide them with on-line access to certain current records and reports relating to the Trust Fund or certain Investment Accounts.  If the Trustee agrees to do so, the records and unaudited reports accessible on-line will be unaudited and may not be accurate due to inaccurate pricing of property, delays in updating the accounting records of the Trust Fund and other causes.  The Trustee will not be liable for any loss or damage arising out of the inaccuracy of any such records or unaudited reports accessed on-line.

Section 6.9.    Trust Accountings.

(a)           Within sixty days after the close of each month and at more frequent intervals if agreed to by the parties hereto, the Trustee shall render to the Administrative Committee a written statement and account showing in reasonable summary the investments, receipts, disbursements, and other transactions engaged in during the preceding month or period, and setting forth the assets and liabilities of the Trust.  Within sixty days after the close of each fiscal year, and within sixty days after the removal or resignation of the Trustee as provided hereunder, the Trustee shall render to the Administrative Committee a similar statement and account for that fiscal year.  The Administrative Committee shall promptly review each statement and account and advise the Trustee in writing of any errors or omissions reflected therein.  Unless the Administrative Committee shall have filed with the Trustee written exceptions or objections to the annual statement and account within the later of one hundred eighty (180) days after receipt thereof or the filing of the Form 5500 Plan report for a Plan Year to which the annual statement and account may relate, the Administrative Committee shall be deemed to have approved such statement and account, and in such case or upon written approval by the Administrative Committee of the annual statement and account, the Trustee shall be released and discharged with respect to all matters and things reflected in the annual statement and account to the full extent permissible under Applicable Law as though it had been settled by a decree of a court of competent jurisdiction in an action or proceeding in which the Administrative Committee, the Sponsor, all other necessary parties and all Persons having any beneficial interest in the Trust Fund were parties.

(b)           Nothing contained in this Agreement or in the Plan shall deprive the Trustee of the right to have a judicial settlement of its account at its own expense.  In any proceeding for a judicial settlement of the Trustee’s accounts or for instructions in connection with the Trust, the only necessary parties thereto in addition to the Trustee shall be the Investment Committee, Administrative Committee and the Sponsor, and no Participant or other Person having or claiming any interest in the Trust Fund shall be entitled to any notice or service of process (except as required by Applicable Law).  Any judgment, decision or award entered in any such proceeding or action shall be conclusive upon all interested Persons.

ARTICLE VII
Benefits

Section 7.1.    Benefits in General.  The Trust shall be applied to provide Participants, Dependents or Beneficiaries with “life, sick, accident, or other benefits,” as that phrase is defined in Section 501(c)(9) of the Code.  The Trust shall provide such benefits directly or indirectly, such as by payment or reimbursement to any other party, including the Employer, or make payments to any third party, such as an insurance company, HMO, Taft-Hartley Trust, governmental fund, trust or other account that provides such benefits pursuant to or by reference to the Collective Bargaining Agreements or with respect to persons who are or were covered by Collective Bargaining Agreements.  For purposes of directing payments from the Trust, the Employer shall have sole responsibility for determining the life, sick, accident or other benefits that are provided under or by reference to the Collective Bargaining Agreements or with respect to persons who are or were covered by Collective Bargaining Agreements.  The Trustee shall have no responsibility or duty to interpret the Collective Bargaining Agreements or otherwise determine the benefits payable pursuant to or by reference to the Collective Bargaining Agreements.

Section 7.2.    Particular Benefit Programs.  The Employer may utilize the Trust to provide payments with respect to different benefit programs which provide different types or amounts of benefits to different groups of Participants (or their Dependents or designated Beneficiaries); provided, however, that such benefit programs shall not violate, either in design or operation, Sections 501(c)(9), 505 or 4976 of the Code.  In addition, the Employer may utilize the Trust to provide payments with respect to benefit plans or programs which provide benefits to employees who have terminated participation; such programs may, for example, provide benefits to (1) Employees who have gone on leave of absence or have terminated employment by reason of disability, layoff or otherwise, (2) Dependents of Employees; or (3) Dependents of deceased Employees.  In the event a particular benefit plan(s) or program(s) clearly provides, in writing, for benefits to persons who are not Participants, those persons shall be provided with a benefit only pursuant to the terms of and under that particular benefit plan(s) or program(s).

Section 7.3.    Insurance Policies, Contracts and Providers.  Nothing contained in nor promulgated or applied under the authority of the Trust shall be interpreted as relieving any insurer, health service provider, administrator, Taft-Hartley Trust, governmental fund, trust, account or other obligor of its obligation to provide benefits under any contract issued by, promise made by or duty assumed by the insurer, health service provider, administrator, Taft-Hartley Trust, governmental fund, trust, account or other  obligor.

Section 7.4.    Limitation on Benefits.  No Employee, Retiree,  Participant, Dependent, Beneficiary or other person or entity shall have the right, privilege or option to receive instead of the payments provided by the Trust or the Plan (a) any part of the contributions made to the Trust by the Employer or any Participants, (b) a cash consideration from the Trust either upon termination of benefits provided by the Plan or payment provided by the Trust or upon such Participant’s termination of coverage under the Plan, either voluntarily or through severance of employment or otherwise, or (c) the cash surrender value of any insurance policy or benefit contract in lieu of the benefits provided in said policy or contract.

Section 7.5.    Benefit Programs.  It is intended that the Trust be used to fund, if and to the extent deemed appropriate by the Employer, welfare benefits to Participants.  Said welfare benefits are those which are either (a) intended to safeguard or improve the health of a Participant or Dependent, or (b) which protect against a contingency that interrupts or impairs a Participant’s earning power (as those phrases (a) and (b) are defined in Section 501(c)(9) of the Code); provided, however, that no such welfare benefit program shall violate, either in design or operation, Section 5.4 of the Agreement or Sections 501(c)(9), 505 or 4976 of the Code.

ARTICLE VIII
Amendment

Section 8.1.    Amendment of Trust.  The Board or the Oversight Committee may amend the Trust at any time and from time to time and to any extent deemed necessary or advisable; provided, however, that no amendment shall:

(a)           vest in the Employer any ownership of the Trust’s assets;

(b)           have the effect of discriminatorily depriving, on a retroactive basis, any Participant or Beneficiary of any beneficial interest which has become payable from the Trust prior to the date such amendment is effective;

(c)           affect the responsibilities of the Trustee without the Trustee’s written consent; or

(d)           have the result of diverting the assets of the Trust Fund to any purpose other than the purpose set forth in Article II.

The Administrative Committee shall promptly notify the Trustee of any amendment adopted pursuant to this Article, and shall promptly provide the Trustee with a copy of each such amendment.

ARTICLE IX
Termination

Section 9.1.    Right to Discontinue Contributions.  Although the Trust has been established with the intention that it continue to operate indefinitely and that the Employer (and, to the extent determined by the Oversight Committee, the Participants, Beneficiaries or Dependents) contribute to the Trust for an indefinite period, the Board reserves the right to permanently discontinue contributions to the Trust at any time.  Thereafter, the provisions of the Trust shall continue in full force and effect, subject to termination in accordance with Section 9.2.

Section 9.2.    Right to Terminate Trust.  The Board reserves the right to terminate the Trust at any time by written notification to the Trustee.  Upon receipt of such notice, the Trustee shall proceed to apply the Trust Fund’s assets in accordance with Section 9.3.

Section 9.3.    Application of Trust Fund Assets.  In the event the Trust is to be terminated in accordance with Section 9.2 or any final and unappealed order of any court of competent jurisdiction, no further contributions shall be made to the Trust by the Employer.  The assets in the Trust Fund, to the extent they exist, shall be applied in the following order, as directed by the Administrative Committee unless a final and unappealed order of any court of competent jurisdiction or any applicable law shall mandate a contrary application:

(a)           all administrative expenses and fees for professional services, whether to accountants, lawyers, actuaries, administrators or other persons, which are necessary to administer or terminate the Plan, if applicable, and Trust and prepare final reports either under this Agreement, the Act or any applicable law, and which are reasonable in amount; then to

(b)           the providing of benefits to Participants, Dependents and Beneficiaries with respect to claims arising prior to the date of termination or such earlier date as the Administrative Committee may designate; and then to

(c)           the providing of “life, sick, accident, or other benefits,” as that phrase is defined in Section 501(c)(9) of the Code and as shall be determined by the Administrative Committee.  This may include the payment of premiums or benefits or other payments or transfers to any person (including, but not limited to, an individual, trust, estate, governmental fund or account, executor, administrator or fiduciary, whether corporate or otherwise) for insurance or benefit coverage for employees of such type and amount as the Administrative Committee determines, on the basis of objective and reasonable standards which do not result in disproportionate payments to similarly situated employees or discrimination in favor of officers, shareholders or highly compensated employees (as defined in Section 501(c)(9) of the Code) or highly compensated individuals (as defined in Section 505 of the Code).

ARTICLE X
Miscellaneous

Section 10.1.    Inalienability of Benefits.  Except as may otherwise be provided herein, the right of any Participant, Dependent, Beneficiary or other person or entity to any benefit or payment from the Trust shall not be subject to voluntary or involuntary transfer, alienation, pledge, assignment or other disposition and shall not be subject to attachment, execution, garnishment, sequestration or other legal or equitable process.  Any attempt to transfer, alienate, pledge, assign or otherwise dispose of such right or any attempt to subject such right to attachment, execution, garnishment, sequestration or other legal or equitable process shall be null and void.

Section 10.2.    No Implied Rights.  Neither the establishment of the Trust nor any modification thereof, nor the creation of any fund, trust or account thereunder, shall be construed as giving any Participant, Employee, Retiree, Dependent, Beneficiary or other person or entity any legal or equitable right unless such right shall be specifically provided for in the Plan and the Trust or conferred by affirmative action of the Employer in accordance with the express written terms and provisions of the Plan and the Trust.

Section 10.3.    Status of Employment Relations.  The adoption and maintenance of the Trust shall not be deemed to constitute a contract between the Employer and its Employees or any representative thereof or to be consideration for, or an inducement or condition of, the employment of any person.  Nothing contained herein shall be deemed to:

(a)           give to any Employee the right to be retained in the employ of the Employer;

(b)           affect the right of the Employer to discipline or discharge any Employee at any time; or

(c)           affect any Employee’s right to terminate his employment at any time.

Section 10.4.    No Guarantee.  Nothing contained in the Trust shall constitute a guarantee by the Employer, the Sponsor, the Board, the Oversight Committee, the Investment Committee, the Administrative Committee or the Trustee that the assets of the Trust Fund will be sufficient to pay any benefit to any person or make any other payment; payments to be paid from the Trust are limited to the assets remaining in the Trust at the time payment is made.  Prior to the time that distributions are made in conformity with the Plan and the Trust, the Participants, Employees, Retirees, Dependents, Beneficiaries or other persons shall not receive any distribution of cash or other thing of current or exchangeable value, either from the Employer, the Sponsor, the Board, the Oversight Committee, the Investment Committee, the Administrative Committee or the Trustee on account of, or as a result of the Trust Fund created hereunder.

Section 10.5.    Service in More than One Capacity.  A person or groups of persons may serve in more than one fiduciary capacity with respect to the Trust.

Section 10.6.    Adoption by Others.  Any corporation or other business entity which is sufficiently affiliated with the Sponsor for purposes of Section 501(c)(9) of the Code may adopt the Trust in any manner acceptable to the Sponsor provided there is written evidence of such adoption and upon agreement of the Employer to comply with all the requirements and conditions of the Trust and all requirements and conditions of any agreement with the Funding Agent.  If a Successor Company to the Employer or any other person or entity to whom the Employer assigns its rights elects to continue the Trust, such Successor Company or purchaser shall be substituted for the Employer under this Agreement.  Each Employer, other than the Sponsor, which is or shall become a party to this Agreement, hereby irrevocably gives and grants to the Sponsor, the Oversight Committee, the Investment Committee and the Administrative Committee full and exclusive power and authority to exercise all of the powers conferred upon it by the terms of this Agreement and to take or refrain from taking any and all action which such Employer might otherwise take or refrain from taking with respect to this Agreement, including the sole and exclusive power to exercise, enforce or waive any rights whatsoever which such Employer might otherwise have with respect to the Trust Fund, and each such Employer, by becoming a party to this Agreement, irrevocably appoints the Sponsor its agent for such purposes.  The Trustee shall have no obligation to account to any such Employer or to follow the instructions of or otherwise deal with any such Employer, the intention being that the Trustee shall deal solely with the Sponsor, the Investment Committee and the Administrative Committee as if the Trustee and Sponsor were the only parties in this Agreement.

Section 10.7.    Withdrawal by Participating Affiliates.  Each individual Employer which has adopted this Trust may, by resolution of the board of directors or executive or management committees of such Employer, or its delegates, and subject to the approval of the Sponsor and the satisfaction of such conditions, if any, as may be imposed by the Sponsor or the Oversight Committee, terminate its adoption of the Trust by giving thirty days prior written notice of such intention to the Board, the Committees and the Funding Agent.  Such withdrawal will be effective upon receipt of written notice of such withdrawal by the Sponsor and Trustee, unless such notice is waived.

Section 10.8.    Actions by Sponsor.  All actions by the Sponsor under this Trust shall be by resolution of the Oversight Committee, Investment Committee or Administrative Committee, or by a person or persons or committee designated by the Oversight Committee, Investment Committee or Administrative Committee.

Section 10.9.    Binding Effect.  The provisions of the Trust and to the extent permitted by law all actions taken and decisions made by a committee shall be binding on the Employer, the Trustee, the Sponsor, the Board, and their successors and on all persons entitled to benefits under the Plan and their respective heirs, legal representatives and successors in interest.

Section 10.10.   Governing Laws.  The Trust shall be construed and administered according to the laws of the State of New York, to the extent that such laws are not preempted by the laws of the United States of America.

Section 10.11.   Counterparts.  The Trust may be executed in any number of counterparts, each of which shall be deemed an original, and the Agreement may be sufficiently evidenced by any one counterpart.

Section 10.12.   Number and Gender.  Wherever appropriate, words used in this Trust in the singular may mean the plural, the plural may mean the singular, and the masculine may mean the feminine or neuter.

Section 10.13.    Courts.  Except as otherwise required by law, in case of any court proceedings involving the Trustee, the Employer, the Sponsor, the Board, the Oversight Committee, the Investment Committee, the Administrative Committee or the Trust Fund, only the Employer, the Sponsor, the Board, Oversight Committee, the Investment Committee, the Administrative Committee and the Trustee shall be necessary parties to the proceedings, and no other person shall be entitled to notice of process.  Except where otherwise specifically required by the Act, the United States District Court for the Southern District of New York shall have the sole and exclusive jurisdiction over any lawsuit or other judicial proceeding relating to or arising from this Agreement.  If that court lacks federal subject matter jurisdiction, the Supreme Court of the State of New York, New York County shall have sole and exclusive jurisdiction.  Either of these courts shall have proper venue for any such lawsuit or judicial proceeding, and the parties waive any objection to venue or their convenience as a forum.  The parties agree to submit to the jurisdiction of any of the courts specified and to accept service of process to vest personal jurisdiction over them in any of these courts.  A final and unappealed judgment entered in any such proceeding shall be conclusive.  The parties further hereby knowingly, voluntarily and intentionally waive, to the fullest extent permitted by Applicable Law, any right to a trial by jury with respect to any such lawsuit or judicial proceeding arising or relating to this Agreement or the transactions contemplated hereby.

Section 10.14.    Notices.  Whenever any notice may be or is required to be given by the Trustee, the Sponsor, the Board, the Oversight Committee, the Investment Committee or the Administrative Committee to any person, such notice may be given by United States mail, mailed to such person at his last address appearing in the records of the Sponsor; provided, however, in the event notice is to be given to the Sponsor, such notice shall be directed to the President of the Sponsor.

Section 10.15.    Persons Dealing with Trustee.  No person or entity contracting or in any way dealing with the Trustee shall be under any obligation to ascertain or inquire (a) into any powers of the Trustee, (b) whether such powers have been properly exercised, or (c) the source or application of any funds received from or paid to the Trustee, and such person may rely on the Trustee’s exercise of any power or authority as conclusive evidence that he possesses such power and authority.  This Section shall not apply to any person who is a fiduciary with respect to the Trust.

Section 10.16.    Titles.  All titles used in this Agreement are for purposes of identification only and shall have no bearing on the meaning, construction or interpretation of the Articles or Sections to which they refer.

Section 10.17.    Tax Exemption.  The Plan and the Trust are intended to constitute an organization described in Section 501(c)(9) of the Code and to satisfy any applicable requirements of the Act, and this Agreement shall be interpreted and the Trust shall be administered consistent with such intention.

Section 10.18.    Misrepresentations.  The Administrative Committee may (but shall not be required to) rely upon any certificate, statement or other representation made to it by an Employee, Participant, Dependent, Beneficiary or other recipient with respect to any fact with regard to any of the provisions of the Plan and the Trust or the operation of either.  Any such certificate, statement or other representation shall be conclusively binding upon such Employee,

Participant, Dependent, Beneficiary or other recipient or his personal representative, heir, or assignee (but not upon the Administrative Committee), and any such person or recipient shall thereafter be estopped from disputing the truth of any such certificate, statement or other representation.

Section 10.19.    Incapacity.  In the event any person or entity entitled to receive any distribution from the Trust shall, in the opinion of the Administrative Committee, be legally incapable of giving a valid receipt and discharge for such distribution, and another person or entity is then maintaining or has custody of the person or entity first referred to, then such distribution, at the option of the Administrative Committee, may be made to the person or entity maintaining or having such custody.  Such distribution shall be in complete discharge of the liability under the Plan and the Employer, the Administrative Committee and the Trustee shall have no responsibility to see to the application of such distribution.

Section 10.20.    Partial Invalidity.  If any provision of this Agreement is held to be illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining portions of the Agreement unless such illegality or invalidity prevents accomplishment of the objectives and purposes of the Trust.  In the event of any such holding, the parties may immediately, and if in accordance with appropriate law retroactively, amend the Agreement as is necessary to remedy any such defect.

Section 10.21.    Entire Agreement.  With the exception of a separate fee agreement which is anticipated to be entered into by the Trustee and the Investment Committee, this Agreement sets out the entire Agreement between the parties in connection with the subject matter, and this Agreement supersedes any prior agreement, statement, or representation relating to the obligations of either party, whether oral or written.

Section 10.22.    Duty to Furnish Information.  The Investment Committee, Administrative Committee and the Sponsor on the one hand and the Trustee on the other each shall furnish to the other any documents, reports, returns, statements, or other information that the other reasonably deems necessary to perform its duties imposed under the Plan or this Agreement or otherwise imposed by Applicable Law.

Section 10.23.    Survival.  The provisions of Sections 4.10, 4.11, 4.12, 5.1, 5.2, 5.3, 5.12, 5.13, 10.10, 10.13, 13.5, 14.3, 14.4, 14.5 and Article VI shall survive termination of the Trust created under this Trust Agreement or resignation or removal of the Trustee for any reason.

Section 10.24.    Force Majeure.  Neither party shall be liable to any Person for any loss due to forces beyond its control including, but not limited to strikes or work stoppages, fire, telecommunications failure, acts of war (whether declared or undeclared) or terrorism, insurrection, revolution, nuclear fusion, fission or radiation, or acts of God.

ARTICLE XI
Instructions

Section 11.1.    Authority of Investment Committee and Administrative Committee; Power of Investment Committee and Administrative Committee and Qualified Investment Managers to Designate Persons Authorized to Act.

(a)           the Investment Committee and Administrative Committee shall each appoint one or more Persons (who may be, but are not required to be employees of the Sponsor) to act on its behalf on matters relating to the Trust Fund and this Agreement, and, from time to time, it shall certify to the Trustee the name or names of any Person or Persons so authorized to act.  Except to the extent specifically disclosed in writing to the Trustee, any such Person is authorized to act on behalf of the Administrative Committee as a whole or the Investment Committee as a whole .  The Trustee may continue to rely on the authority of a Person to act for the Investment Committee or Administrative Committee until the Investment Committee or Administrative Committee or Sponsor notifies the Trustee that that Person is no longer authorized to act for the Investment Committee or Administrative Committee.

(b)           Any Qualified Investment Manager appointed by the Investment Committee shall designate one or more Persons, each of whom shall be authorized to give Instructions on behalf of such Qualified Investment Manager.  From time to time the Qualified Investment Manager shall certify to the Trustee the name or names of any Person or Persons so authorized to act.  The Trustee may continue to rely upon the authority of such Person to act for the Qualified Investment Manager until the Qualified Investment Manager files a subsequent certification with the Trustee.

Section 11.2.    Acting on Instructions; Unclear Instructions.

(a)           The Trustee is authorized to act under this Agreement (or to refrain from taking action) in accordance with instructions, notices, or directions received by the Trustee, via telephone, telex, facsimile transmission, or other teleprocess or electronic instruction or trade information system acceptable to the Trustee (“Instructions”).  The Trustee will have no responsibility for the authenticity or propriety of any Instructions that the Trustee believes in good faith to have been given by an authorized Person or which are transmitted with proper testing or authentication pursuant to terms and conditions that the Trustee may specify.  The Trustee is authorized to the extent permitted by Applicable Law to accept and act upon any Instructions received by it without inquiry.

(b)           Unless otherwise expressly provided, all Instructions will continue in full force and effect until canceled or superseded.

(c)           Trustee may seek clarification of an Instruction from an authorized Person and may decline to act upon an Instruction if it does not receive clarification.  Trustee will not be liable for any loss arising from any delay while it seeks such clarification.

Section 11.3.    Confirmation of Oral Instructions/Security Devices.  Any Instructions delivered to the Trustee by telephone or facsimile transmission will promptly thereafter be confirmed in writing by an authorized Person.  The Trustee shall not be liable for having followed such Instructions notwithstanding the failure  of an authorized Person to send such confirmation in writing or the failure of such confirmation to conform to the telephone or facsimile Instructions received provided the Trustee promptly notifies such authorized Person of such failure to confirm or any inconsistency between the instruction and the confirmation.  Either party may electronically record any of their telephonic communications.  The Sponsor, the Investment Committee, Administrative Committee, and each Qualified Investment Manager will be responsible for safeguarding any test keys, identification codes or other security devices that the Trustee may make available to them or any authorized Person.

ARTICLE XII
Appointment of Named Fiduciaries

Section 12.1.    Named Fiduciaries.  The Named Fiduciaries of the Trust are as follows:

(a)           The Oversight Committee;

(b)           The Investment Committee;

(c)           The Administrative Committee; and

(d)           Each Funding Agent, solely with respect to the Trust assets under its control.

Section 12.2.    Appointment of Oversight Committee.  The Oversight Committee shall consist of two or more persons appointed by the Board who shall serve at the pleasure of the Board.

Section 12.3.    Appointment of Administrative Committee.  The Administrative Committee shall consist of two or more persons (and their alternates) appointed by the Oversight Committee who shall serve at the pleasure of the Oversight Committee.

Section 12.4.    Appointment of Investment Committee.  The Investment Committee shall consist of two or more persons (and their alternates) appointed by the Oversight Committee and who shall serve at the pleasure of the Oversight Committee.

Section 12.5.    Existence of Committees.  If at any time any committee is not appointed and acting, then for the purposes of the Trust, the person with the power to appoint members of such committee shall be deemed to be such committee.

Section 12.6.    Vacancies and Resignations.  Any member of any committee may resign by delivering or mailing his written resignation to the person with the power to appoint members of such committee, and such resignation will become effective upon the delivery or at any later date specified therein.  Vacancies in any committee shall be filled by the person or persons with the power to appoint members of such committee, but pending action by such person, may be filled by the remaining members.

Section 12.7.    Committee Officers.  Each committee shall designate a secretary (who need not be a member of the committee) who shall keep or cause to be kept minutes of all committee proceedings and all data, records and documents relating to the committee’s administration of the Trust.

Section 12.8.    Committee Meetings.   Each committee shall act and hold meetings upon such notice, at such time, and at such place as it may determine.  A majority of the members of a committee shall constitute a quorum for the  transaction of its business.  All resolutions or actions taken by a committee shall be by vote of a majority of those present at a meeting, participating in a telephone conference call, or in writing by a majority of the members if they act without a meeting or telephone conference call.

Section 12.9.    Employment of Experts.  Each committee may employ or engage such service providers, vendors, experts or other persons as it deems necessary in connection with discharging its duties under the Trust.

Section 12.10.   Committee Compensation.  Unless otherwise determined by the Board, the members of the committees shall not be compensated by the Plan or the Trust Fund for their services as such.

ARTICLE XIII
Powers and Duties of Named Fiduciaries

Section 13.1.    Board Powers and Duties.  The Board’s sole duties with respect to the Trust shall be to:

(a)           appoint, monitor and, if necessary, remove the members of the Oversight Committee and review the performance of the Oversight Committee in light of its responsibilities by receiving periodic reports;

(b)           adopt any amendments to the Trust which in the Board’s judgment are necessary or proper or are required to comply with ERISA; and

(c)           delegate any of the foregoing powers and duties in whole or in part, to one or more committees or other persons.

Section 13.2.    Oversight Committee Powers and Duties.  Except to the extent otherwise provided herein, the Oversight Committee’s duties with respect to the Trust are as follows:

(a)           in its discretion establish an Administrative and/or an Investment Committee, the members of which shall be determined from time to time by the Oversight Committee or pursuant to procedures established from time to time by the Oversight Committee;

(b)           monitor the performance of these committees in light of their responsibilities by reviewing periodic reports or records;

(c)           adopt its own charter setting forth the rules and guidelines for its operation and take any action within its authority by any means set forth in such charter at the time of such action.  Each of the Administrative Committee and the Investment Committee shall propose and adopt its own charter, the adoption and amendment of which shall be subject to the approval of the Oversight Committee and may take any action within its authority by any means set forth in such charter at the time of such action;

(d)           establish investment policies and objectives applicable to the total fund and to funds held by each Funding Agent having investment responsibilities.  The Oversight Committee may make and liquidate investments on behalf of the Trust Fund or any portion of the Trust Fund or may delegate such decision making with respect to the Trust Fund or any portion of the

Trust Fund to a committee, Funding Agent or other person selected and appointed by it;

(e)           adopt, or recommend to the Board the adoption of, any amendments to the Trust which in the Oversight Committee’s judgment are necessary or proper or are required to comply with ERISA or the Code;

(f)           determine and authorize any Company contributions to the Trust;

(g)           appoint, review and, if necessary, terminate any actuary, accountant or other expert it deems necessary for the Trust;

(h)           determine any matters that need to be performed by any actuary, accountant or other expert and periodically review and evaluate any such expert;

(i)           cause to be prepared any further information pertaining to the Trust which the Board or management personnel of the Company may request from time to time; and

(j)           in its discretion commence and defend litigation on behalf of the Trust arising from the operation of the Trust, including causing the costs and expenses (including attorneys fees) incurred in connection with such litigation to be paid from the Trust Fund.

Section 13.3.    Administrative Committee Powers and Duties.  Except to the extent otherwise provided herein, the Administrative Committee shall be responsible for the administration of the Trust and for carrying out its terms.  The Administrative Committee shall perform its responsibilities in accordance with such general rules, regulations, policies, practices and procedures, as well as standing interpretations of general application, as may be promulgated from time to time by the Oversight Committee and shall also have the discretionary authority to do the following:

(a)           recommend to the Oversight Committee any amendments to the Trust which in the Administrative Committee’s judgment are necessary or proper or are required to comply with ERISA or the Code;

(b)           select and appoint service providers and vendors as it deems necessary or appropriate to facilitate the administration of the Trust and authorize or approve such service providers’ or vendors’ fees and other terms of engagement;

(c)           prepare and provide any information pertaining to the Trust which any actuary, accountant or other service provider or vendor may request from time to time;

(d)           cause to be maintained such data, records, and documents as are necessary or desirable for the administration of the Trust and the determination of payments from the Trust;

(e)           direct disbursement of payments by any Funding Agent;

(f)           cause to be prepared the statement of financial condition of the assets of the Trust for submission to the Oversight Committee for its approval and any further information pertaining to the Trust which the Oversight Committee may request; and

(g)           cause to be prepared and distributed such materials as are required by ERISA.

Section 13.4.    Investment Committee Powers and Duties.  The Investment  Committee shall perform its responsibilities in accordance with such general rules, regulations, policies, practices and procedures, as well as standing interpretations of general application, as may be promulgated from time to time by the Oversight Committee and shall also have the discretionary authority to do the following:

(a)           recommend to the Oversight Committee, any amendments to the Trust which in the Investment Committee’s judgment are necessary or proper or are required to comply with ERISA or the Code;

(b)           allocate or reallocate assets of the Trust, and prepare appropriate documents, in accordance with investment policies and objectives and other actions approved or taken by the Oversight Committee;

(c)           appoint and enter into any agreements with Funding Agents in accordance with investment policies and objectives or any other actions approved or taken by the Oversight Committee and authorize or approve the Funding Agents’ fees and other terms of engagement;

(d)           periodically review, evaluate and terminate the Funding Agents;

(e)           select and appoint service providers and vendors as it deems necessary or appropriate to facilitate the administration of the Trust and authorize or approve such service providers’ or vendors’ fees and other terms of engagement; and

(f)           make and provide any further information pertaining to the Trust as the Oversight Committee may request from time to time.

Section 13.5.    Administrative Powers.  The Board and each committee shall have the power to take all action and to make all decisions necessary or proper in order to carry out its duties and responsibilities under the Trust, including without limitation, the following:

(a)           to make and enforce such rules and regulations as it shall deem necessary or proper for the efficient administration of the Trust;

(b)           to delegate in writing such of its responsibilities and authority as in its judgment are necessary or proper to the efficient administration of the Trust; and

(c)           to allocate among its members specified fiduciary responsibilities (other than trustee responsibilities as defined in ERISA section 405(c)(3)); any such allocation shall be in writing and shall specify the persons to whom allocation is made and the terms of the allocations, including the nature of the functions allocated.

ARTICLE XIV
Fiduciary Responsibility

Section 14.1.    General Standard of Care.  Each fiduciary with respect to the Trust shall discharge its duties and exercise its powers and authority specified herein in accordance with the terms hereof, and except as otherwise permitted by law:

(a)           solely in the interest of Participants and their Beneficiaries;

(b)           for the exclusive purpose of (i) providing benefits to Participants and their Beneficiaries, and (ii) defraying reasonable expenses of administering the Plan and the Trust; and

(c)           with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.

Section 14.2.    Prohibited Transactions.  No fiduciary with respect to the Trust shall permit any transaction, give any instruction, or engage in any conduct or activity prohibited by ERISA section 406.  Except as permitted by ERISA section 404(b), no fiduciary may maintain any indicia of ownership of any assets of the Plan outside the jurisdiction of the district courts of the United States.

Section 14.3.    Limitation of Liability for Acts of Co-fiduciaries.  To the fullest extent permitted by law, no fiduciary with respect to the Trust shall be liable for any breach by any other fiduciary of the general standard of care specified in Section 14.1, unless:

(a)           the fiduciary sought to be held liable knowingly participated in or concealed the breach or had knowledge of the breach and failed to make reasonable efforts to remedy it; or

(b)           the fiduciary sought to be held liable himself violated the general standard of care in Section 14.1 in appointing or continuing the appointment of, or in allocating duties to, or continuing the allocation of duties to, the breaching fiduciary.

Section 14.4.    Fiduciary Liability Limited to that Imposed By ERISA.  Notwithstanding any other provision of the Trust, no fiduciary with respect to the Trust shall be liable for any act or failure to act by himself or by another person, except as required by ERISA or as otherwise required by law.  The sole purpose of setting forth the general standard of care in Section 14.1, restrictions with respect to prohibited transactions in Section 14.2, and the limitation of liability for acts of co-fiduciaries in Section 14.3 is to inform fiduciaries of the general rules applicable under ERISA, and the sole purpose of setting forth the duties and responsibilities of various persons is to delineate clearly their roles and thereby limit any potential liability under ERISA for situations in which they have no duties or responsibilities.  No member of any committee shall be liable to any Participant or to any person claiming rights derived from a Participant or to any Employer by reason of the exercise of his discretion as a member of such committee.

Section 14.5.    Indemnification of Fiduciaries.  The Board hereby agrees to indemnify each committee and each member thereof, and any other employees who are deemed fiduciaries hereunder, and to hold them harmless against all liability, joint and several, for their acts, omissions and conduct and for the acts, omissions and conduct of their duly appointed agents made in good faith pursuant to the provisions of the Trust and trust agreement, including any out-of-pocket expenses reasonably incurred in the defense of any claim relating thereto; provided, however, that such party shall not have voluntarily assumed or admitted any obligations or incurred any expense without the prior written consent of the Board.  The Board may purchase or cause to be purchased insurance for the benefit of, and/or otherwise provide indemnification for, persons who are fiduciaries with respect to the Trust for expenses and liability arising in appropriate circumstances from their status as such.

Section 14.6.    Bonds Not Required.  No fiduciary hereunder, nor any employee or agent thereof nor expert retained thereby, shall be required to post any bond for the faithful performance of its duties, except as may be otherwise required by law.

IN WITNESS WHEREOF, the Sponsor and the Trustee have caused this Amendment and Restatement of the Agreement to be executed and attested.

THE BRINK’S COMPANY

ATTEST:	By:	/s/ Jonathan A. Leon

/s/ Lisa M. Landry	Title:	Treasurer

BANK OF AMERICA, N.A.

	By:	/s/ Richard J. Hanophy

/s/ Joan Mastrandrea	Title:	Vice President

EXHIBIT A

The following Employers participate in the Trust:

The Pittston Company
Thames Development, Ltd.
Buffalo Mining Company
Clinchfield Coal Company
Eastern Coal Company
Elkay Mining Company
Pittston Coal Group, Inc.
Ranger Fuel Corporation
Sea “B” Mining Company
Dante Coal Company
Jewell Ridge Coal Corporation
Kentland-Elkhorn Coal Corporation
Little Buck Coal Company
Meadow River Coal Company

Exhibit A - 1

EXHIBIT B

•	Pittston Coal Group Companies Benefit Plan for UMWA Represented Employees

•	UMWA Combined Benefit Fund Plan

•	1992 UMWA Benefit Plan

Exhibit B - 1